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                                                                    EXHIBIT 99.2

                           HOST MARRIOTT CORPORATION


                     SUMMARY OF PROPOSED REIT CONVERSION,

                    SPIN-OFF OF SENIOR LIVING BUSINESS AND

                    BLACKSTONE HOTEL PORTFOLIO TRANSACTION



Overview

     Host Marriott Corporation ("HMC") has adopted a plan to reorganize its business operations so that it will qualify as a real estate investment trust (a "REIT") focused primarily on the ownership and acquisition of upscale and luxury full-service hotels. As part of the reorganization of HMC's business operations to permit HMC to qualify as a REIT (the "REIT Conversion"), HMC and its consolidated subsidiaries will contribute their full-service hotel properties and certain other businesses and assets to Host Marriott, L.P. (the "Operating Partnership"), a newly formed Delaware limited partnership, in exchange for units of limited partnership interest in the Operating Partnership ("OP Units") and the assumption of certain liabilities. The sole general partner of the Operating Partnership will be Host Marriott Trust, which will be the entity resulting from the conversion of HMC from a Delaware corporation to a Maryland REIT ("Host REIT").

     Contemporaneously with the REIT Conversion, HMC intends to spin off its senior living communities business through a taxable distribution to its shareholders of shares of Senior Living Communities, Inc. ("SLC"). Shares of Host REIT and SLC will thereafter be separately traded public securities, and the companies will operate independently. SLC is expected to own and continue to expand HMC's $700 million portfolio of senior living properties. This portfolio currently consists of 31 retirement communities, totaling 7,218 units in 12 states. Contributing the senior living properties to SLC will serve the dual purposes of focusing Host REIT on the ownership and acquisition of upscale and luxury full-service hotels while at the same time providing SLC with substantial business and growth opportunities. Because REITs are not permitted under current federal income tax law to derive revenues directly from the operation of hotels, SLC or its subsidiaries also will lease substantially all of the hotels owned by Host REIT and will operate the hotels under the existing management agreements with third-party managers and pay rent to the Operating Partnership, as more fully described herein.

     In addition, HMC and the Operating Partnership have entered into an agreement with various affiliates of The Blackstone Group and Blackstone Real Estate Partners (collectively, "Blackstone") to acquire interests in 13 luxury and deluxe hotels, totaling 5,805 rooms, as well as two office buildings connected to two of the hotels and a 25% interest in the Swissotel Management Company, in a transaction having an aggregate value of up to approximately $1.775 billion, including the assumption of debt (the "Blackstone Transaction").

     Following the REIT Conversion and the Blackstone Transaction, HMC expects that the Operating Partnership and its subsidiaries will own outright, or own controlling
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interests in, approximately 125 full-service hotels operating primarily under the Marriott and Ritz-Carlton brand names, including the two Ritz-Carlton, three Four Seasons, one Grand Hyatt, three Hyatt Regency and four Swissotel properties included in the Blackstone portfolio.

     At the time of its merger into Host REIT, HMC will distribute the common stock of SLC to its shareholders together with a substantial cash distribution. The expected aggregate value of these distributions is currently expected to be approximately $400 to $550 million. HMC is making these distributions to its shareholders, which will be treated as taxable dividends, to eliminate its estimated accumulated earnings and profits, as required to be eligible for REIT
status.  An additional taxable distribution may be required in 1999.   The
amount of both the initial distribution and any such additional distribution is
subject to a number of contingencies and uncertainties at this time.   The
amount of these distributions will be based upon HMC's estimates, at such time, of its accumulated earnings and profits for tax purposes, which could be affected by a number of factors (including, for example, actual operating results prior to REIT conversion, extraordinary capital transactions, including those in connection with the REIT conversion, and any adjustment resulting from routine ongoing audits of HMC.)

     In the REIT Conversion, each outstanding share of HMC common stock will be converted into one common share of beneficial interest (a "Common Share") of Host REIT. Following the closing of the REIT Conversion, the Common Shares will continue to be listed on the New York Stock Exchange.

     HMC, like most REITs, would have a prohibition on any person, entity or group acquiring more than 9.8% of the outstanding HMC stock. SLC also would have a prohibition on any person, entity or group acquiring more than 9.8% of the SLC outstanding stock. The Operating Partnership would have a prohibition on any person, entity or group other than Host REIT acquiring more than 4.9% of the outstanding OP Units.

     In connection with the REIT Conversion, HMC expects to offer partners in public and private partnerships that own full service hotels in which HMC or its subsidiaries are general partners the opportunity to receive OP Units in exchange for their interests in these hotel partnerships. Blackstone also will receive OP Units in the Blackstone Transaction. Beginning one year after the REIT Conversion, partners receiving OP Units other than Host REIT will have the right to redeem their OP Units and receive, at the election of Host REIT, either Common Shares on a one-for-one basis (subject to adjustment) or cash in an amount equal to the market value of such shares. OP Units issued to Blackstone will be redeemable on the same basis at various times and amounts commencing July 1, 1999.

     HMC estimates that the REIT Conversion (including, among other things, consummation of the consolidation of substantially all public and private partnerships and refinancing of public bonds), the Blackstone Transaction and the spin-off of SLC will result in combined funds from operations (FFO) of HMC and SLC for the full-year 1999 of approximately $2.41 per share, of which $0.06 per share is attributable to the Blackstone Transaction.
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     Host REIT expects to qualify as a real estate investment trust under federal income tax law beginning January 1, 1999. However, consummation of the REIT Conversion is subject to significant contingencies that are outside the control of HMC, including final board approval, consent of stockholders, partners, bondholders, lenders, and ground lessors of HMC, its affiliates and other third parties. Accordingly, there can be no assurance that the REIT Conversion will be completed or that it will be effective as of January 1, 1999. Consummation of the Blackstone Transaction is also subject to certain conditions, including consummation of the REIT Conversion by March 31, 1999.

MAJOR STEPS IN REIT CONVERSION AND THE SLC SPIN-OFF

     The following are the major steps in the REIT Conversion and the spin-off of SLC:

     .    Formation of UPREIT by HMC
          --------------------------

          HMC will contribute its full-service hotel assets and certain other assets (excluding its senior living assets) to the Operating Partnership in exchange for (i) a number of OP Units equal to the number of outstanding shares of common stock of HMC and (ii) the assumption by the Operating Partnership of certain liabilities of HMC and its subsidiaries. Following the REIT Conversion, the assets and operations of Host REIT will be held by or conducted through the Operating Partnership, of which Host REIT (or a wholly owned subsidiary thereof) will be the general partner. The initial limited partners would be former partners of public and private hotel partnerships that are "rolled up" into the Operating Partnership as well as Blackstone. This structure is commonly referred to as an umbrella partnership real estate investment trust ("UPREIT"). As is customary, HMC, as general partner, will have absolute control of the Operating Partnership.

          As described below, HMC will solicit consents from partners in various public partnerships controlled by HMC that own full service hotels for mergers of those partnerships with subsidiaries of the Operating Partnership. HMC also will negotiate with partners in various private partnerships in which HMC is a general partner that own full service hotels to obtain consent to mergers of those partnerships with the Operating Partnership or, alternatively, a restructuring of those partnerships on a standalone basis into a structure permitting a lease of their hotels to SLC or a subsidiary thereof. In the event HMC is unsuccessful in any of these negotiations, HMC likely would contribute its interest to one or more taxable Special Subsidiaries as described below.

     .    Merger of HMC into Host REIT
          ----------------------------

          HMC, a Delaware corporation, will be reorganized as a Maryland REIT through a merger into Host REIT upon obtaining stockholder approval of the merger. Pursuant to the merger agreement, HMC stockholders will receive, for each share of HMC common stock, one Host REIT Common Share, a fraction of a share of common stock of SLC and an amount of cash to be determined (the aggregate value of such distributions currently estimated to total approximately $400 to $550 million). The amount of cash will equal the estimated amount of accumulated earnings and profits of HMC as of the closing date less the equity
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          value of the common stock of SLC, as determined by the Board of
          Directors of HMC.

     .    Spin-off of SLC Stock to HMC Stockholders
          -----------------------------------------

          As part of its merger into Host REIT, HMC will distribute the stock of SLC (or another corporation owning SLC) to its existing stockholders in a taxable distribution. Thereafter, shares of the two companies will trade separately. The companies will pursue independent growth strategies. The stockholders of Host REIT and SLC initially will be identical, but because both companies will be publicly traded, the commonality of stockholders is expected to decline over time. Initially there also may be a partial overlap among the boards of HMC and SLC, but this overlap is expected to be eliminated over time.

     .    Lease of Hotels to Subsidiaries of SLC
          --------------------------------------

          SLC will be capitalized with various HMC assets, including all of HMC's senior living properties. SLC or its subsidiaries will lease lodging properties from the Operating Partnership and related parties. The lessees will become parties to the management agreements with the existing hotel managers. SLC or its subsidiaries will operate these lodging properties under the existing management agreements with the existing hotel managers and pay rent to the Operating Partnership. Each lease would provide for payment of a fixed annual base rent and percentage rent that is based upon a percentage of total sales by each hotel.

     .    Formation of Special Subsidiaries for Unqualified Assets
          --------------------------------------------------------

          The Operating Partnership will organize one or more taxable corporations (the "Special Subsidiaries") that will own various assets that the Operating Partnership and its other subsidiaries cannot own without conflicting with HMC's REIT status. These assets could include interests in partnerships that HMC is unable to convert to a lease structure, the stock in the tenants of the contemplated "limited service/extended stay" REIT that may be organized in connection with the Limited Service UPREIT Transaction (as described below) and FF&E at some of the hotels leased to SLC that HMC cannot own directly under the REIT rules. The Operating Partnership would own nonvoting common stock representing 95% of the equity in the Special Subsidiaries, and it is currently expected that an affiliate(s) of HMC would own voting common stock representing 5% of such equity.

     .    Limited Service Partnerships Transaction
          ----------------------------------------

          There are several alternatives being pursued for the six partnerships that own limited service or extended stay hotels in which subsidiaries of HMC are general partners. One alternative is to provide the six partnerships the opportunity to consolidate in a newly created limited service UPREIT that would be separate from Host REIT. In this proposed transaction (the "Limited Service UPREIT Transaction"), HMC's subsidiaries would obtain limited partner interests in the operating partnership for the limited service UPREIT in exchange for their respective interests in the six hotel partnerships and HMC subsidiaries would
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          serve as lessees of the hotels. In connection with the REIT
          Conversion, HMC would contribute the partnership interests it receives in the limited service UPREIT and the stock of the lessees to the Operating Partnership, and the Operating Partnership would contribute the stock of the lessees to a Special Subsidiary.

          Other alternatives also are being considered for these partnerships. Although no proposals have yet developed, the general partners continue to pursue the possibility of a potential sale of the underlying assets or a merger of the partnerships with an existing publicly traded company.

     .    Roll Up of Hotel Partnerships
          -----------------------------

          As part of the REIT Conversion, the Operating Partnership expects to propose the consolidation of 8 limited partnerships that own full-service hotels in which HMC or subsidiaries of HMC are general partners (the "Public Partnerships") with the hotels owned by 5 private partnerships in which subsidiaries of HMC are general partners (together with the Public Partnerships, the "Hotel Partnerships") and the hotels contributed by HMC to the Operating Partnership. Limited partners (other than those affiliated with HMC) in those Hotel Partnerships that participate in the consolidation will exchange their partnership interests in such Hotel Partnerships for OP Units. Each of these transactions will require the consent of the limited partners in order to participate in the consolidation. Assuming all of the Hotel Partnerships participate in this consolidation on terms currently expected by HMC, outside partners would receive OP Units with an aggregate value of approximately $400 million, while deferring recognition of at least a substantial portion of any built-in taxable gain on their interests in the Hotel Partnerships.

     .    Refinancing of HMH Properties Bonds and Other Debt
          --------------------------------------------------

          Prior to consummation of the REIT Conversion, HMH Properties, Inc. ("HMH Properties"), a wholly owned subsidiary of HMC, expects to refinance its $1.55 billion of outstanding public bonds through an offer to purchase the public bonds for cash and a concurrent solicitation of consents to amend the terms of the debt securities to permit the REIT Conversion. The funds for the refinancing are expected to be obtained through the issuance of new debt securities by the Operating Partnership and through additional funds of HMC to the extent necessary. The Operating Partnership will assume the liability with respect to any untendered bonds of HMH Properties, in connection with the REIT Conversion. The terms of the refinancing have not been finalized and will be based upon market conditions at the time of the refinancing.

          HMC plans to modify its existing revolving credit facility and likely will keep most other project specific financing in place following the REIT Conversion. HMC will seek the consent of mortgage lenders to the REIT Conversion, including the leases to SLC of hotels that are financed by mortgage loans.
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          The Operating Partnership will assume the obligations of HMC under approximately $34.8 million of senior unsecured public bonds issued by HMC and $83.8 million of tax exempt bonds.

     .    Adjustment to Terms of QUIPS
          ----------------------------

          In the REIT Conversion, it is anticipated that the Operating Partnership will assume primary liability for repayment of the convertible debentures of HMC underlying the $550 million of Quarterly Income Preferred Securities ("QUIPS") of a subsidiary trust of HMC. Host REIT also will remain liable on the debentures and the debentures will be convertible into Common Shares of Host REIT. It is anticipated that the conversion ratio of the QUIPS will be adjusted as a result of the distribution of SLC stock and cash to HMC stockholders in the merger of HMC into Host REIT.

BLACKSTONE PORTFOLIO ACQUISITION

       On April 16, 1998, HMC, the Operating Partnership and Blackstone entered into a Contribution Agreement (the "Contribution Agreement") which provides for the transfer of interests in thirteen hotels and other assets in exchange for cash, OP Units in the Operating Partnership, common stock in SLC and the assumption or repayment of certain outstanding third-party loans. The hotels are: The Ritz-Carlton, Amelia Island; Hyatt Regency Cambridge, Boston; Hyatt Regency Reston, Virginia; Grand Hyatt Atlanta; Four Seasons Beverly Hills; Four Seasons Philadelphia; Four Seasons Atlanta; The Drake (Swissotel) New York; Swissotel Chicago; Swissotel Boston; Swissotel Atlanta; Hyatt Regency Burlingame, San Francisco; and The Ritz-Carlton, Boston. Also included are two office buildings in Atlanta, The Offices at The Grand and The Offices at the Swissotel, and a 25% interest in the Swissotel Management Company. The interests to be acquired in The Ritz-Carlton, Boston will be a first mortgage loan secured by the property and a general partner interest in the owner of the hotel. The parties currently expect that the interests to be acquired in the Four Seasons Beverly Hills will be a first mortgage loan pursuant to the Contribution Agreement and the equity interest in the owner of the hotel pursuant to a nonbinding letter of intent.

       The aggregate value of the consideration for these assets is expected to be approximately $1.775 billion, subject to adjustment. The consideration is expected to consist of (i) a combination of cash and the assumption or repayment of debt in an aggregate amount of approximately $835 million, and (ii) OP Units with an estimated aggregate value of approximately $940 million (approximately 47 million OP Units at a fixed price of $20.00 per OP Unit). In addition, for each OP Unit received, Blackstone would receive an amount of cash and SLC common stock equal to the amount that a holder of one share of HMC common stock will receive in the SLC spin-off distribution by HMC or, at Blackstone's option, additional OP Units of equivalent value.

       Within 60 days of the execution of the Contribution Agreement, HMC will cause the size of its board of directors to be increased by one or more directors, and John G. Schreiber, Co-Chairman of the Blackstone Real Estate Partners' Investment Committee (or another person selected by Blackstone and reasonably acceptable to the board of directors of HMC), will be appointed to serve as a director of HMC. HMC and Host REIT will include the Blackstone board designee on the slate for election by shareholders for so long
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as Blackstone and its affiliates own at least five percent of the outstanding OP
Units. In addition, at all times and for so long as the board of directors of SLC has more than two members who are also members of the board of directors of HMC (or Host REIT if the REIT Conversion is consummated), Blackstone will be entitled to designate an individual to serve on SLC's board of directors.

       The OP Units issued in the Blackstone Transaction will be redeemable for Host REIT Common Shares on a one-for-one basis or, at the election of Host REIT, the cash equivalent thereof, as follows: 50% of the OP Units will be redeemable beginning July 1, 1999, an additional 25% will be redeemable beginning October 1, 1999, and the balance will be redeemable beginning January 1, 2000. HMC and Host REIT will grant certain registration rights with respect to any Common Shares received upon the exercise of the redemption right.

       In the event that the REIT Conversion is not consummated, Blackstone will have the right to elect to receive in lieu of OP Units, units in a newly-formed partnership owned by HMC and Blackstone on terms generally comparable to the above terms, except that the units in the newly-formed partnership will be redeemable for HMC common shares. In either event, upon completion of the Blackstone Transaction, Blackstone is expected to own approximately 19% of the pro forma HMC common stock outstanding on a fully diluted basis.

       Consummation of the Blackstone Transaction pursuant to the Contribution Agreement is subject to HMC's consummation of the REIT Conversion, to closing prior to March 31, 1999, to obtaining certain consents of third parties and to various other conditions and contingencies. Consummation of the acquisition of the equity interest in the Four Seasons Beverly Hills is subject to execution of a definitive contribution agreement and satisfaction of conditions set forth therein.
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REIT OWNERSHIP STRUCTURE

     Upon consummation of the REIT Conversion (and assuming all of the related transactions occur in the manner described herein), the structure of, and ownership of interests in, Host REIT and the Operating Partnership and the leasing arrangements will be substantially as shown in the following diagram.


                  [OWNERSHIP STRUCTURE DIAGRAM APPEARS HERE ]


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FORWARD-LOOKING STATEMENTS; SIGNIFICANT CONTINGENCIES

          Certain matters discussed in this summary include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereof or comparable terminology. All statements other than historical facts or descriptions of agreements included herein, including, without limitation, statements related to the proposed REIT Conversion, the terms, structure and timing thereof, and the expected effects of the proposed REIT Conversion and the Blackstone Transaction on FFO, EBITDA, financial implications and business and operating strategies in the future, are forward-looking statements. All forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are not within the control of HMC, that may cause actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by the forward-looking statements.

          Consummation of the transactions described herein is subject to a number of significant conditions and contingencies, including, among others:
(a) the need to obtain required consents of stockholders, lenders, debt holders, partners and ground lessors of HMC and its affiliates and of other third parties; (b) if HMC does not complete the necessary reorganization of its operations in time to elect REIT status effective January 1, 1999, it likely would not be able to qualify as a REIT until January 1, 2000; (c) the terms and structure of the REIT Conversion (including, among others, the particular assets to be owned by the Operating Partnership, its taxable Special Subsidiaries and SLC, the magnitude of HMC's earnings and profits and the value of the distribution of SLC stock and cash required to be made by HMC, the terms of the leases between the Operating Partnership and SLC, the form of the Limited Service Partnerships transaction and whether or not a Special Subsidiary will be the lessee of their hotels, the identity of the private and public partnerships that will participate in the rollup of their partnerships into the Operating Partnership and the consequences if one or more do not elect to do so, the terms of the refinancing of the HMH Properties' bonds and other debt of HMC and its affiliates, and the magnitude and effect of the QUIPS conversion ratio adjustment) have not yet been finalized and will be affected by events and circumstances outside HMC's control; (d) the effects of potential tax legislative or regulatory action; and (e) consummation of the Blackstone Transaction is subject to HMC's consummation of the REIT Conversion, to closing prior to March 31, 1999 and to various other conditions and contingencies, and acquisition of the equity interest in the Four Seasons Beverly Hills is subject to execution of a definitive agreement and satisfaction of conditions set forth therein. Likewise, future results, performance and achievements of HMC, Host REIT and SLC will be affected by the foregoing factors as well as a number of additional factors, including, among others: (i) national and local economic and business conditions that will, among other things, affect demand for hotels, senior living properties and other properties, the level of rates and occupancy that can be achieved by such properties and the availability and terms of financing; (ii) the ability to maintain the properties in a first-class manner (including funding of maintenance and capital expenditures); (iii) competition;
(iv) acquisition and development risks; (v) governmental approvals, actions and initiatives,
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including the need for compliance with environmental/safety requirements, and changes in laws and regulations or the interpretation thereof; (vi) in the case of Host REIT, the need to satisfy complex rules in order to qualify for taxation as a REIT for federal income tax purposes and to effectively operate within the limitations imposed by these rules. Other factors are described in other filings of HMC with the Securities and Exchange Commission.

          While HMC believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, it can give no assurance that its performance of other expectations will be attained, that the transactions described herein will be consummated or that the terms of the transactions or the timing or effects thereof will not differ materially from those described herein.